--------------------------------------------------------------------------



                                 FORM 8-K

                              CURRENT REPORT


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) June 11, 1997



Commission                Registrant; State of          IRS Employer
File Number              Incorporation; Address;      Identification No
                          and Telephone Number
-------------------      ---------------------------  -------------------
1-9513                    CMS ENERGY CORPORATION         38-2726431
                         (A Michigan Corporation)
                     Fairlane Plaza South, Suite 1100
                          330 Town Center Drive
                         Dearborn, Michigan 48126
                             (313) 436-9261


1-5611                    CONSUMERS ENERGY COMPANY       38-0442310
                          (A Michigan Corporation)
                          212 West Michigan Avenue
                          Jackson, Michigan  49201
                                (517) 788-1030


--------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS.

Electric Rate Case Proceedings

On June 11, 1997, Consumers Energy Company ("Consumers"), the principal subsidiary of CMS Energy Corporation, issued a press release stating that one of Consumers' two nuclear power plants, Big Rock Point, will
permanently cease operations on August 30, 1997.   A copy of the press
release is included as an Exhibit to this Current Report on Form 8K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(99)   Press Release of Consumers Energy Company dated June 11, 1997.

                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.






                                       CMS ENERGY CORPORATION



Dated:  June 11, 1997               By:   /s/ A. M. Wright
                                       ---------------------------------
                                       Alan M. Wright
                                        Senior Vice President, Chief
                                        Financial Officer and Treasurer




                                       CONSUMERS ENERGY COMPANY



Dated:   June 11, 1997              By:   /s/ A. M. Wright
                                       ---------------------------------
                                       Alan M. Wright
                                        Senior Vice President
                                        and Chief Financial Officer

                               EXHIBIT INDEX


Exhibit
Number
----------
99     Press Release of Consumers Energy Company dated June 11, 1997.

                                                             EXHIBIT 99
Consumers Energy                    News
--------------------------------------------------------------------------

A CMS Energy Company          212 West Michigan Avenue   Tel: 5177880333
                              Jackson, MI                  Fax:5177882397


       CHARLEVOIX, Mich., June 11, 1997 -- Consumers Energy's Big Rock Point nuclear plant -- the nation's longest running and oldest operating nuclear plant -- will permanently cease operations on August 30, 1997.

       The plant closure will have no impact on Consumers Energy's electric rates or service reliability in northern Michigan.

       The shutdown will bring to an end 35 years of electric generation at the plant located four miles northeast of Charlevoix. Big Rock Point began operation in September 1962. It was the first commercial nuclear power plant constructed in Michigan and the fifth in the United States.

       "Big Rock Point's relatively small generating capacity of 67 megawatts is likely to make it too expensive in an increasingly competitive environment," said Michael G. Morris, Consumers Energy president and chief executive officer. "With only 36 months left on its operating license, improvements to the plant that would be needed to meet future regulatory requirements would be too expensive to be economical."

       "Big Rock Point and its employees have been pioneers in the safe use of the atom. Their work has benefited our customers, our neighbors, the medical community, the nuclear industry and our company," said Morris. "I am most proud of the outstanding safety record and environmental awareness of the employees at Big Rock Point."

       The process to decommission the plant will begin in September. A decommissioning fund with a current balance of $170 million, together with future funds to be collected and future fund earnings, is expected to be adequate for plant decommissioning expenses. Many plant employees will remain to oversee the decommissioning process. Others will be offered positions elsewhere within the utility. No significant changes in plant staffing are anticipated until 1998.

       Big Rock Point has a long history of noteworthy accomplishments:

* Conceived in the late 1950s as part of the Power Reactor Demonstration Program of the Atomic Energy Commission (AEC), the plant was the world's first high power density boiling water reactor. The AEC's research program at Big Rock Point led to the development of more efficient nuclear fuels for the commercial nuclear power industry.

* The plant's reactor was employed for 11 years to produce radioactive cobalt 60 for medicine and industry.

* In 1977, Big Rock Point set a world record for continuous operation by remaining in service for 343 days.

* In 1986, the plant's 95.5 percent availability to generate electricity was the best of any General Electric Company-designed plant in the world that year.

* The American Nuclear Society named Big Rock Point a Nuclear Historic Landmark in 1991 for its contributions to the nuclear and medical industries.

* Big Rock Point became the longest-running nuclear plant in the United States in 1993 by surpassing the previous record of 30 years and 92 days set by the Yankee nuclear plant located in Rowe, Massachusetts. It became the oldest operating nuclear plant in the U.S. when the Yankee plant ceased operation in 1991.

* Employees have been honored numerous times for their safety performance throughout the history of the plant. Big Rock Point employees have worked more than 19 years without missing a day of work due to injury.

       Owned and operated by Consumers Energy, Big Rock Point is capable of producing 67 megawatts of electricity, enough to serve a community of 38,000 people.

       Consumers Energy, the principal subsidiary of CMS Energy
Corporation, is Michigan's largest utility providing natural gas and electricity to more than six million of the state's nine and one-half million residents in all 68 Lower Peninsula counties.

                                   # # #

June 11, 1997